Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended December 25, 2022
FREMONT, Calif., January 25, 2023 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended December 25, 2022 (the “December 2022 quarter”).
Highlights for the December 2022 quarter were as follows:
•Revenue of $5.28 billion.
•U.S. GAAP gross margin of 45.0%, U.S. GAAP operating income as a percentage of revenue of 31.8%, and U.S. GAAP diluted EPS of $10.77.
•Non-GAAP gross margin of 45.1%, non-GAAP operating income as a percentage of revenue of 32.1%, and non-GAAP diluted EPS of $10.71.
Key Financial Data for the Quarters Ended
December 25, 2022 and September 25, 2022
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	December 2022	September 2022	Change Q/Q
Revenue	$5,277,569	$5,074,121	+ 4%
Gross margin as percentage of revenue	45.0%	46.1%	- 110 bps
Operating income as percentage of revenue	31.8%	33.5%	- 170 bps
Diluted EPS	$10.77	$10.39	+ 3.7%

Non-GAAP
	December 2022	September 2022	Change Q/Q
Revenue	$5,277,569	$5,074,121	+ 4%
Gross margin as percentage of revenue	45.1%	46.0%	- 90 bps
Operating income as percentage of revenue	32.1%	33.3%	- 120 bps
Diluted EPS	$10.71	$10.42	+ 2.8%

U.S. GAAP Financial Results
For the December 2022 quarter, revenue was $5,278 million, gross margin was $2,376 million, or 45.0% of revenue, operating expenses were $696 million, operating income was 31.8% of revenue, and net income was $1,469 million, or $10.77 per diluted share on a U.S. GAAP basis. This compares to revenue of $5,074 million, gross margin of $2,337 million, or 46.1% of revenue, operating expenses of $639 million, operating income of 33.5% of revenue, and net income of $1,426 million, or $10.39 per diluted share, for the quarter ended September 25, 2022 (the “September 2022 quarter”).
Non-GAAP Financial Results
For the December 2022 quarter, non-GAAP gross margin was $2,382 million, or 45.1% of revenue, non-GAAP operating expenses were $686 million, non-GAAP operating income was 32.1% of revenue, and non-GAAP net income was $1,461 million, or $10.71 per diluted share. This compares to non-GAAP gross margin of $2,335 million, or 46.0% of revenue, non-GAAP operating expenses of $647 million, non-GAAP operating income of 33.3% of revenue, and non-GAAP net income of $1,429 million, or $10.42 per diluted share, for the September 2022 quarter.

“Lam closed out 2022 with record revenue and earnings per share for both the December quarter and calendar year, despite supply chain challenges and inflationary pressures,” said Tim Archer, Lam Research’s President and Chief Executive Officer. “Given the decline in wafer fabrication equipment spending expected in calendar year 2023, we are taking proactive steps to lower our cost structure and drive efficiencies across our global footprint, while preserving critical R&D. With these actions, Lam is focused on accelerating our strategic priorities to capitalize on the semiconductor industry’s long-term growth prospects.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $4.8 billion at the end of the December 2022 quarter compared to $4.6 billion at the end of the September 2022 quarter. This increase was primarily the result of $1,140 million of cash generated from operating activities, partially offset by $456 million of share repurchases, including net share settlement of employee stock-based compensation; $236 million of dividends paid to stockholders; and $163 million of capital expenditures.
Deferred revenue at the end of the December 2022 quarter decreased to $1,984 million compared to $2,755 million as of the end of the September 2022 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $379 million as of December 25, 2022 and $401 million as of September 25, 2022.
Revenue
The geographic distribution of revenue during the December 2022 quarter is shown in the following table:

Region	Revenue
China	24%
Korea	20%
Taiwan	19%
Japan	11%
Southeast Asia	10%
United States	10%
Europe	6%
The following table presents revenue disaggregated between system and customer support-related revenue:

	Three Months Ended
	December 25, 2022	September 25, 2022	December 26, 2021
	(In thousands)
System revenue	$3,547,518	$3,181,987	$2,740,173
Customer support-related revenue and other	1,730,051	1,892,134	1,486,431
	$5,277,569	$5,074,121	$4,226,604

System revenue includes sales of new leading-edge equipment in deposition, etch and clean markets.
Customer support-related revenue includes sales of customer service, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook

For the quarter ended March 26, 2023, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP

Revenue	$3.8 Billion	+/-	$300 Million	—		$3.8 Billion	+/-	$300 Million
Gross margin as a percentage of revenue	42.8%	+/-	1%	$45	Million	44.0%	+/-	1%
Operating income as a percentage of revenue	25.3%	+/-	1%	$84	Million	27.5%	+/-	1%
Net income per diluted share	$5.95	+/-	$0.75	$74	Million	$6.50	+/-	$0.75
Diluted share count	135 million			—		135 million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed or recognized after the date of this release, except as described below. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $3 million; and restructuring charges, $42 million; totaling $45 million.

•Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $4 million; and restructuring charges, $80 million; totaling $84 million.

•Net income per diluted share - amortization related to intangible assets acquired though business combinations, $4 million; restructuring charges; $80 million; amortization of note discounts, $1 million; and associated tax benefit for non-GAAP items ($11 million); totaling $74 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the December 2022 and September 2022 quarters exclude amortization related to intangible assets acquired through business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax effect of non-GAAP items. Additionally, the non-GAAP results for the December 2022 quarter excludes a net income tax benefit associated with legal entity restructuring.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our outlook and guidance for future financial results, including revenue, gross margin, operating income and net income; our expectations for wafer fabrication equipment spending; our cost structure and steps we are taking to lower it and drive efficiencies; our ability to preserve research and development; our ability to accelerate our strategic priorities; and the semiconductor industry’s long-term growth prospects and our ability to capitalize on them. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; the severity, magnitude and duration of the COVID–19 pandemic (and the related governmental, public health, business and community responses to it), and their impacts on our business, results of operations and financial condition, are evolving and are highly uncertain and unpredictable; and widespread outbreaks of illness may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 26, 2022 and our quarterly report on Form 10-Q for the fiscal quarter ended September 25, 2022. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Six Months Ended
	December 25, 2022	September 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Revenue	$5,277,569	$5,074,121	$4,226,604	$10,351,690	$8,531,069
Cost of goods sold	2,901,220	2,737,286	2,248,688	5,638,506	4,576,399
Gross margin	2,376,349	2,336,835	1,977,916	4,713,184	3,954,670
Gross margin as a percent of revenue	45.0%	46.1%	46.8%	45.5%	46.4%
Research and development	462,385	433,375	403,644	895,760	785,971
Selling, general and administrative	233,802	205,620	236,133	439,422	458,327
Total operating expenses	696,187	638,995	639,777	1,335,182	1,244,298
Operating income	1,680,162	1,697,840	1,338,139	3,378,002	2,710,372
Operating income as a percent of revenue	31.8%	33.5%	31.7%	32.6%	31.8%
Other income (expense), net	(28,234)	(43,095)	17,999	(71,329)	(10,858)
Income before income taxes	1,651,928	1,654,745	1,356,138	3,306,673	2,699,514
Income tax expense	(183,421)	(228,866)	(161,308)	(412,287)	(324,940)
Net income	$1,468,507	$1,425,879	$1,194,830	$2,894,386	$2,374,574
Net income per share:
Basic	$10.80	$10.42	$8.50	$21.21	$16.82
Diluted	$10.77	$10.39	$8.44	$21.16	$16.71
Number of shares used in per share calculations:
Basic	136,018	136,891	140,630	136,455	141,187
Diluted	136,339	137,208	141,530	136,774	142,071
Cash dividend declared per common share	$1.725	$1.725	$1.50	$3.450	$3.00

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 25, 2022	September 25, 2022	June 26, 2022
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$4,484,716	$4,256,499	$3,522,001
Investments	103,130	120,551	135,731
Accounts receivable, net	4,070,088	4,569,735	4,313,818
Inventories	4,819,966	4,360,325	3,966,294
Prepaid expenses and other current assets	230,888	305,554	347,391
Total current assets	13,708,788	13,612,664	12,285,235
Property and equipment, net	1,863,155	1,718,791	1,647,587
Restricted cash and investments	251,344	250,955	251,534
Goodwill and intangible assets	1,805,218	1,624,932	1,616,963
Other assets	1,577,876	1,513,940	1,394,313
Total assets	$19,206,381	$18,721,282	$17,195,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$7,226	$7,110	$7,381
Other current liabilities	4,539,696	5,046,272	4,557,378
Total current liabilities	4,546,922	5,053,382	4,564,759
Long-term debt and finance lease obligations	4,996,057	4,996,363	4,998,449
Income taxes payable	862,405	840,214	931,117
Other long-term liabilities	496,362	418,756	422,941
Total liabilities	10,901,746	11,308,715	10,917,266
Stockholders’ equity (2)	8,304,635	7,412,567	6,278,366
Total liabilities and stockholders’ equity	$19,206,381	$18,721,282	$17,195,632

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 135,403 as of December 25, 2022, 136,374 as of September 25, 2022, and 136,975 as of June 26, 2022.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	December 25, 2022	September 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,468,507	$1,425,879	$1,194,830	$2,894,386	$2,374,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,414	75,751	81,705	161,165	161,579
Deferred income taxes	(6,680)	(133,616)	(13,550)	(140,296)	(26,573)
Equity-based compensation expense	73,084	71,110	62,834	144,194	120,933
Other, net	12,729	(2,751)	(66,514)	9,978	(75,204)
Changes in operating assets and liabilities	(492,867)	(246,785)	181,201	(739,652)	(657,279)
Net cash provided by operating activities	1,140,187	1,189,588	1,440,506	2,329,775	1,898,030
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(163,378)	(140,063)	(138,493)	(303,441)	(274,920)
Business acquisitions, net of cash acquired	(119,955)	—	—	(119,955)	—
Net maturities and sales of available-for-sale securities	17,743	14,695	325,171	32,438	1,063,214
Other, net	(1,657)	(2,435)	(595)	(4,092)	(5,518)
Net cash (used for) provided by investing activities	(267,247)	(127,803)	186,083	(395,050)	782,776
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(17,082)	(1,854)	(1,698)	(18,936)	(8,036)
Treasury stock purchases	(456,276)	(109,779)	(414,815)	(566,055)	(1,651,568)
Dividends paid	(235,980)	(205,615)	(211,216)	(441,595)	(396,647)
Reissuance of treasury stock related to employee stock purchase plan	44,996	—	46,380	44,996	46,380
Proceeds from issuance of common stock	877	6,796	3,451	7,673	4,193
Other, net	1,253	(489)	(205)	764	(17)
Net cash used for financing activities	(662,212)	(310,941)	(578,103)	(973,153)	(2,005,695)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,878	(16,925)	(4,678)	953	(8,454)
Net increase in cash, cash equivalents, and restricted cash	228,606	733,919	1,043,808	962,525	666,657
Cash, cash equivalents, and restricted cash at beginning of period	4,507,454	3,773,535	4,293,599	3,773,535	4,670,750
Cash, cash equivalents, and restricted cash at end of period	$4,736,060	$4,507,454	$5,337,407	$4,736,060	$5,337,407

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	December 25, 2022	September 25, 2022
Revenue	$5,277,569	$5,074,121
Gross margin	$2,381,723	$2,335,168
Gross margin as percentage of revenue	45.1%	46.0%
Operating expenses	$686,348	$647,239
Operating income	$1,695,375	$1,687,929
Operating income as a percentage of revenue	32.1%	33.3%
Net income	$1,460,575	$1,429,495
Net income per diluted share	$10.71	$10.42
Shares used in per share calculation - diluted	136,339	137,208
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 25, 2022	September 25, 2022
U.S. GAAP net income	$1,468,507	$1,425,879
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	2,521	1,451
Elective deferred compensation ("EDC") related liability valuation increase (decrease) - cost of goods sold	2,853	(3,118)
EDC related liability valuation increase (decrease) - research and development	5,136	(5,612)
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	1,279	1,110
EDC related liability valuation increase (decrease) - selling, general and administrative	3,424	(3,742)
Amortization of note discounts - other income (expense), net	712	707
(Gain) loss on EDC related asset - other income (expense), net	(10,871)	12,726
Net income tax (benefit) expense on non-GAAP items	(1,213)	94
Net income tax benefit associated with legal entity restructuring	(11,773)	—
Non-GAAP net income	$1,460,575	$1,429,495
Non-GAAP net income per diluted share	$10.71	$10.42
U.S. GAAP net income per diluted share	$10.77	$10.39
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	136,339	137,208

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	December 25, 2022	September 25, 2022
U.S. GAAP gross margin	$2,376,349	$2,336,835
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	2,521	1,451
EDC related liability valuation increase (decrease)	2,853	(3,118)
Non-GAAP gross margin	$2,381,723	$2,335,168
U.S. GAAP gross margin as a percentage of revenue	45.0%	46.1%
Non-GAAP gross margin as a percentage of revenue	45.1%	46.0%
U.S. GAAP operating expenses	$696,187	$638,995
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(1,279)	(1,110)
EDC related liability valuation (increase) decrease	(8,560)	9,354
Non-GAAP operating expenses	$686,348	$647,239
U.S. GAAP operating income	$1,680,162	$1,697,840
Non-GAAP operating income	$1,695,375	$1,687,929
U.S. GAAP operating income as percent of revenue	31.8%	33.5%
Non-GAAP operating income as a percent of revenue	32.1%	33.3%

Lam Research Corporation Contacts:
Tina Correia, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com